EXHIBIT 23

Consent of Independent Accountants

The Board of Directors
inTEST Corporation

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-44059, No. 333-33733, No. 333-43096 and No. 333-70046) of inTEST Corporation of our report dated March 17, 2003, except as to the fourth paragraph of Note 7, which is as of March 25, 2003, with respect to the consolidated balance sheets of inTEST Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, comprehensive earnings (loss), stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of inTEST Corporation.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002.

KPMG LLP

Philadelphia, Pennsylvania
March 28, 2003